Exhibit 99.3

Care Investment Trust Inc.

Pro Forma Condensed Consolidated Financial Statements (Unaudited)

As of September 30, 2007 and for the Period from June 22, 2007 (Commencement of Operations) to September 30, 2007

Page
Pro Forma Condensed Consolidated Balance Sheet (Unaudited) as of September 30, 2007	3
Pro Forma Condensed Consolidated Statement of Operations (Unaudited) for the Period from June 22, 2007 (Commencement of Operations) to September 30, 2007	4
Notes to Pro Forma Condensed Consolidated Financial Statements (Unaudited)	5

Pro Forma Condensed Consolidated Financial Statements (Unaudited)

The accompanying unaudited pro forma condensed consolidated financial statements give effect to (1) our acquisition of interests in eight limited liability entities owning nine properties owned by various affiliates of Cambridge Holdings Incorporated (“Cambridge”), a developer and manager of Medical Office Buildings (MOBs), (2) our drawdown of $25 million on our warehouse facility with Column Financial Inc., and (3) the repayment of a $34.5 million loan by one of our borrowers. The unaudited pro forma condensed consolidated balance sheet as of September 30, 2007 has been prepared as if the acquisition had occurred as of that date. The unaudited pro forma condensed consolidated statement of operations for the period from June 22, 2007 (commencement of operations) through September 30, 2007 has been prepared as if the acquisition had occurred on June 22, 2007.

On December 31, 2007, ERC Sub, L.P., (our 99% owned subsidiary), purchased an 85% equity interest in eight limited liability entities owning nine MOBs with a value of $263.0 million, for $61.9 million in cash. The transaction also provided for the issuance of 700,000 operating partnership units by ERC Sub, L.P. with a market value of $10.74 per share on the transaction date ($7.5 million) and a stated value of $15.00 per share ($10.5 million). These units were issued by us into escrow and will be released to Cambridge subject to the acquired properties meeting certain performance benchmarks. The Company’s investment in Cambridge is carried at $62.7 million, reflecting our funding of certain operating reserves of $2.2 million, less a holdback for tenant improvements totaling $2.8 million at the closing date and $1.4 million in deferred expenses related to the execution of the acquisition. Each operating partnership unit is redeemable into one share of the Company’s stock, subject to certain terms and conditions. The operating partnership units are contingent consideration and will be accounted for prospectively.

The cash portion of the purchase price was paid from cash on hand, as well as from a $25 million borrowing under the Company’s warehouse line of credit with Column Financial Inc. on December 17, 2007. Cash on hand at the purchase date included $34.5 million in proceeds from the prepayment of a mortgage loan in October 2007.

The unaudited pro forma condensed consolidated financial statements are provided for informational purposes only. The unaudited pro forma condensed consolidated financial statements are not necessarily and should not be assumed to be an indication of the results that would have been achieved had the transactions been completed as of the dates indicated or that may be achieved in the future.

The unaudited pro forma condensed financial statements should be read in conjunction with the historical financial statements and the notes thereto of Care Investment Trust Inc. as of September 30, 2007, and for the period from June 22, 2007 (commencement of operations) to September 30, 2007, and Care’s Registration Statement on Form S-11, as amended, filed on June 21, 2007, as well as the audited statements of revenue and certain expenses for the acquired properties for the year ended December 31, 2006 and the unaudited statements of revenue and certain expenses for the acquired properties for the nine months ended September 30, 2007, that were filed with our initial Form 8-K on January 4, 2008.

Care Investment Trust Inc.

Pro Forma Condensed Consolidated Balance Sheet (Unaudited)

As of September 30, 2007

		(1)	(2)	(3)
(In thousands)	As Reported	Investment in Partially-owned Entities	Draw on Secured Warehouse Facility	Loan Prepayments	Pro Forma as of September 30, 2007
Assets
Cash and cash equivalents	$ 23,919	($62,700)	$25,000	$34,500	$ 20,719
Investment in loans	271,990			(34,500)	237,490
Investment in partially-owned entities	—	62,700			62,700
Other assets	4,811				4,811
Total Assets	$300,720	$ —	$25,000	$ —	$325,720
Liabilities and Stockholders’ Equity
Borrowing under warehouse line of credit	$ —	$ —	$25,000	$ —	$ 25,000
Accrued expenses and other liabilities	7,514				7,514
Total Liabilities	7,514	—	25,000	—	32,514
Common stock	21				21
Additional paid-in-capital	298,368				298,368
Accumulated deficit	(5,183)				(5,183)
Total Stockholders’ Equity	$293,206	$ —	$ —	$ —	$293,206
Total Liabilities and Stockholders’ Equity	$300,720	$ —	$25,000	$ —	$325,720

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Care Investment Trust Inc.

Pro Forma Condensed Consolidated Statement of Operations (Unaudited)

For the Period from June 22, 2007 (Commencement of Operations) to September 30, 2007

		(1)	(2)	(3)
(In thousands, except share and per share data)	As Reported	Impact on Income of Investment in Partially- owned Entities	Interest Expense on Borrowing from Warehouse Facility	Impact on Income from Loan Prepayment	Pro Forma for the Period from June 22, 2007 through September 30, 2007
Revenues
Income from investments in loans	$6,480			($778)	$5,702
Other income	220			508	728
Equity in loss of investments in partially-owned entities (4)	—	($1,299)			(1,299)
Total Revenues	6,700	(1,299)	—	(270)	5,131
Expenses
Interest Expense	—		433		433
Management fees to related parties	1,335				1,335
Stock-based compensation to Manager	9,115				9,115
Stock-based compensation - other	161				161
Marketing, general and adminstrative	1,272				1,272
Total Expenses	11,883	—	433	—	12,316
Net loss	($5,183)	($1,299)	($433)	($270)	($7,185)
Net loss per share of common stock - basic and diluted	($0.25)				($0.34)
Weighted average common shares outstanding - basic and diluted	20,864,040				20,864,040
Funds from Operations
Net loss	($5,183)				($7,185)
Add: Depreciation	0				1,979
Funds from Operations	($5,183)				($5,206)
FFO per share	($0.25)				($0.25)
Adjusted Funds from Operations
Net loss	($5,183)				($7,185)
Add: Depreciation	0				1,979
Add: Stock-based compensation	9,276				9,276
Funds Available from Operations	$4,093				$4,070
AFFO per share	$0.20				$0.20

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Care Investment Trust Inc.

Notes to Pro Forma Condensed Consolidated Financial Statements (Unaudited)

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical financial statements and the notes thereto of Care Investment Trust Inc. (the “Company”, “Care”, “us”, “our”) as of September 30, 2007 and for the period from June 22, 2007 (commencement of operations) to September 30, 2007, and Care’s Registration Statement on Form S-11, as amended, filed on June 21, 2007, as well as the audited statements of revenues and certain expenses of the Cambridge entities for the year ended December 31, 2006, and the unaudited statements of revenues and certain expenses of the Cambridge entities for the nine-month period ended September 30, 2007 that were filed with our initial Form 8-K on January 4, 2008.

On December 31, 2007, Care Investment Trust, Inc. through ERC Sub, L.P. (our 99% owned subsidiary) purchased an 85% equity interest in eight limited liability entities owning nine MOBs with a value of $263.0 million, for $61.9 million in cash. The transaction also provided for the issuance of 700,000 operating partnership units by ERC Sub L.P. with a market value of $10.74 per share on the transaction date ($7.5 million) and a stated value of $15.00 per share ($10.5 million). These units were issued by us into escrow and will be released to Cambridge subject to the acquired properties meeting certain performance benchmarks. The Company’s investment in Cambridge is carried at $62.7 million, reflecting our funding of certain operating reserves of $2.2 million, less a holdback for tenant improvements totaling $2.8 million at the closing date, and $1.4 million in deferred expenses related to the execution of the acquisition. Each operating partnership unit is redeemable into one share of the Company’s stock, subject to certain terms and conditions. The operating partnership units are contingent consideration and will be accounted for prospectively.

The cash portion of the purchase price was paid from cash on hand, as well as from a $25 million borrowing under the Company’s warehouse line of credit with Column Financial Inc. on December 17, 2007. Cash on hand at the purchase date included $34.5 million in proceeds from the prepayment of a mortgage loan in October 2007.

The pro forma adjustments reflected above:

(1) Give effect to the purchase of interests in eight limited liability entities owning nine medical office facilities for $61.9 million in cash, as well as funding of certain operating reserves of $2.2 million, less a holdback for tenant improvements of $2.8 million at the closing date, and related deferred transaction costs totaling $1.4 million at December 31, 2007. Our pro-forma $1,299 equity in loss of investments in partially-owned entities represents our share of loss from the MOBs for the period June 22, 2007 (commencement of operations) to September 30, 2007.

(2) Give effect to a $25 million drawdown of a warehouse line of credit on December 17, 2007, as if such drawdown had taken place at inception of operations. Interest on the line is at one-month LIBOR + 75 bps for the first eight months and one-month LIBOR +100 bps thereafter (average one-month LIBOR of 5.42%).

(3) Give effect to the $34.5 million prepayment of an 8.15% fixed rate loan which took place on October 5, 2007, as if this event occurred at the inception of the Company’s operations, and the proceeds were invested in short term funds for future investments in real estate. Interest income is reduced by an estimate of income that would have been forfeited on the loan over the pro forma period partially offset by interest income earned on short term investments at a lower market rate of return (average overnight LIBOR of 5.32%).

(4) Gives effect to our share of the estimated net operating income of $0.8 million of the Cambridge properties, less our share of the estimated depreciation of $2.3 million for the period from June 22, 2007 to September 30, 2007.

Non-GAAP Financial Measures

Funds from Operations

Funds from Operations, or FFO, which is a non-GAAP financial measure, is a widely recognized measure of REIT performance. We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than we do.

The revised White Paper on FFO, approved by the Board of Governors of NAREIT in April 2002 defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of properties, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.

Adjusted Funds from Operations

Adjusted Funds from Operations, or AFFO, is a non-GAAP financial measure. We compute AFFO in accordance with our Management Agreement’s definition of FFO and as such it may not be comparable to AFFO reported by other REITs that do not compute AFFO on the same basis. Our Management Agreement defines FFO, for purposes of the agreement, to mean net income (loss) (computed in accordance with GAAP), excluding gains (losses) from debt restructuring and gains (losses) from sales of property, plus depreciation and amortization on real estate assets and non-cash equity compensation expense, and after adjustments for unconsolidated partnerships and joint ventures; provided, that the foregoing calculation of Funds From Operations shall be adjusted to exclude one-time events pursuant to changes in GAAP and may be adjusted to exclude other non-cash charges after discussion between our Manager, CIT Healthcare LLC, and the independent directors, and approval by the majority of the independent directors in the case of non-cash charges.

FFO and AFFO

We believe that FFO and AFFO are helpful to investors as measures of the performance of a REIT because, along with cash flows from operating activities, financing activities and investing activities, FFO and AFFO provide investors with an indication of our ability to incur and service debt, to make investments and to fund other cash needs. AFFO, as defined in our agreement with our Manager, also provides the basis for the computation of the amount of the Management Incentive Fee payable to our Manager.

Neither FFO nor AFFO represent cash generated from operating activities in accordance with GAAP and they should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of our financial performance or cash flow from operating activities (determined in accordance with GAAP), as a measure of our liquidity, nor are they indicative of funds available to fund our cash needs, including our ability to make cash distributions.